                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MONARCH DENTAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           MONARCH DENTAL CORPORATION
                       4201 SPRING VALLEY ROAD, SUITE 320
                              DALLAS, TEXAS 75244

                                                                  April 13, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Monarch Dental Corporation (the "Annual Meeting") to be held on Tuesday, May 9, 2000, at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas.

     The Annual Meeting has been called for the purpose of (i) electing two Class III Directors for three-year terms, (ii) amending the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 20, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company and "FOR" the amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                            Sincerely,

                                            /s/ GARY W CAGE

                                            Gary W. Cage
                                            President and Chief Executive
                                            Officer

                           MONARCH DENTAL CORPORATION
                       4201 SPRING VALLEY ROAD, SUITE 320
                              DALLAS, TEXAS 75244
                                 (972) 702-7446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON TUESDAY, MAY 9, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monarch Dental Corporation (the "Company") will be held on Tuesday, May 9, 2000, at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas (the "Annual Meeting"), for the purpose of considering and voting upon:

     1. The election of two Class III Directors for three-year terms;

     2. An amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder; and

     3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 20, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                            By Order of the Board of Directors,

                                            /s/ LISA K. PETERSON
                                            Lisa K. Peterson
                                            Secretary and Chief Financial
                                            Officer

Dallas, Texas
April 13, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           MONARCH DENTAL CORPORATION
                       4201 SPRING VALLEY ROAD, SUITE 320
                              DALLAS, TEXAS 75244
                                 (972) 702-7446

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON TUESDAY, MAY 9, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Monarch Dental Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 9, 2000 at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

     1. The election of two Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2003 and until such Directors' successors are duly elected and qualified;

     2. An amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder; and

     3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 13, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 12,840,000 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 448 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

     The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of each nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Director nominees and, therefore, will not have an effect on the election of the Director nominees.

     The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). Broker non-votes will not be considered entitled to vote on this matter and, therefore, will have no effect on the approval of the amendment to the Purchase Plan. Abstentions will be counted as voting against the amendment to the Purchase Plan.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE AMENDMENT TO THE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE AMENDMENT TO THE PURCHASE PLAN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1999 ("Fiscal 1999"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five members and is divided into three classes, with one Director in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, two Class III Directors will be elected to serve until the annual meeting of stockholders in 2003. The Board of Directors has nominated Gary W. Cage and Glenn E. Hemmerle for re-election as the Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Cage and Hemmerle as Directors. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the persons nominated by the Board of Directors fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of each nominee as a Director of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2
          AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted, and is seeking stockholder approval of, an amendment to the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") which would increase the number of shares of Common Stock available for issuance under the Purchase Plan from 250,000 to 500,000.

     1997 Employee Stock Purchase Plan. The Purchase Plan was originally adopted by the Board of Directors and approved by the Company's stockholders in May 1997. The Purchase Plan, as originally approved, permitted the issuance of up to 250,000 shares of Common Stock by the Company. As of January 1, 2000, the Company had issued an aggregate of 178,741 shares of Common Stock under the Purchase Plan. It is proposed that the shares reserved for issuance under the Purchase Plan be increased by 250,000 to 500,000, 321,529 of which would be available for future issuance. The increase in the number of shares available for issuance under the Purchase Plan will permit the Company to continue to make the Purchase Plan available to employees. The Company believes that the Purchase Plan constitutes an important benefit made available by the Company to its employees and helps the Company to attract and retain employees in a competitive labor market.

     Offerings under the Purchase Plan commence on each January 1 and July 1 and have a duration of six months. Generally, all employees who are customarily employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Purchase Plan. Any employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock in the Company may not participate in the Purchase Plan. The Purchase Plan is administered by the Compensation Committee.

     During each offering, an employee may purchase shares under the Purchase Plan by authorizing payroll deductions of up to 10% of his or her cash compensation during the offering period. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 1,000 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase Common Stock on the last business day of the period at a price equal to 85% of the fair market value of the Common Stock on the first or last day of the offering period, whichever is lower. Under applicable tax rules, an employee may purchase no more than $25,000 worth of Common Stock in any calendar year.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the Purchase Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

                        INFORMATION REGARDING DIRECTORS

     The Board of Directors of the Company held sixteen (16) meetings during Fiscal 1999. During Fiscal 1999, each of the incumbent Directors then serving as a Director attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Board of Directors has established an Audit Committee (the "Audit Committee"), a Compensation and Option Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1999 Stock Option and Grant Plan (the "1999 Stock Plan") and 1996 Stock Option and Incentive Plan (the "1996 Stock Plan") and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Nominating Committee is responsible for identifying, interviewing and recommending to the full Board of Directors new candidates to serve as Directors of the Company. Stockholders of the Company seeking to nominate candidates as directors at an annual meeting of stockholders must satisfy the timing and informational requirements set forth in the Company's by-laws as described under "Submission of Stockholder Proposals for 2001 Annual Meeting" below. The Audit Committee currently consists of Mr. Hemmerle and W. Barger Tygart and held two meetings during Fiscal 1999. The Compensation Committee currently consists of Mr. Hemmerle, John E. Maupin, Jr., D.D.S. and Mr. Tygart and held two meetings during Fiscal 1999. The Nominating Committee currently consists of Dr. Maupin, Warren F. Melamed, D.D.S. and Mr. Tygart and did not hold any meetings during Fiscal 1999.

     Non-employee directors other than Dr. Melamed (the "Independent Directors") receive an annual fee of $20,000 plus a fee of $1,000 for each meeting of the Board of Directors or a committee thereof that they attend in person and $300 for each meeting that they attend by telephone conference. Dr. Melamed receives an annual fee of $35,000 in his capacity as Chairman of the Board of Directors plus the other per meeting fees received by the Independent Directors. In addition, all Directors are reimbursed for travel and other expenses incurred in attending meetings in person.

     Each Independent Director other than Mr. Tygart acquired 10,000 shares of restricted Common Stock or options to purchase 10,000 shares of Common Stock in connection with joining the Board. Mr. Tygart received an option to purchase 20,000 shares of Common Stock in connection with joining the Board.

     The Company has also entered into a consulting agreement with Mr. Tygart pursuant to which he has agreed to provide up to twelve days of consulting services a year in exchange for an annual consulting fee of $60,000. The agreement is terminable by either party upon thirty days' notice. In Fiscal 1999, Mr. Tygart received an aggregate consulting fee of $25,000 and options to purchase 20,000 shares of the Company's Common Stock pursuant to this agreement.

     Set forth below is certain information regarding the Directors of the Company, including the Class III Directors who have been nominated for the election at the Annual Meeting, based on information furnished by them to the Company.

                                                                       DIRECTOR
NAME                                                            AGE     SINCE
----                                                            ---    --------
CLASS I -- TERM EXPIRES 2001
John E. Maupin, Jr., D.D.S.(2)(3)...........................    53       1997
CLASS II -- TERM EXPIRES 2002
W. Barger Tygart(1)(2)(3)...................................    64       1999
Warren F. Melamed, D.D.S.(2)................................    53       1983
CLASS III -- TERM EXPIRES 2000
Gary W. Cage*...............................................    55       1997
Glenn E. Hemmerle*(1)(3)....................................    54       1996

---------------

 *  Nominee for re-election.

(1) Member of the Audit Committee.

(2) Member of the Nominating Committee.

(3) Member of the Compensation Committee.

     The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

     Gary W. Cage has served as the Chief Executive Officer of the Company since March 1997 and as the President of the Company since December 1998. Mr. Cage served as the Chief Operating Officer of the Company from March 1996 to March 1997. Prior to joining the Company, Mr. Cage served as the Chief Financial Officer, Senior Vice President, Treasurer and Secretary of EmCare Holdings Inc., a provider of management services to emergency physicians, from 1992 to March 1996; as the Chief Financial Officer of Team Bancshares, Inc., a bank holding company, from 1989 to 1992; and as Chief Financial Officer of Texas American Bancshares, Inc., a bank holding company, from 1974 to 1989. Mr. Cage is also a director of Private Business, Inc., a provider of integrated, software-based cash management and accounts receivable financing solutions to banks and small businesses.

     Glenn E. Hemmerle has served as a director of the Company since August 1996. He has served as the President and Chief Executive Officer of Miracle-Ear, Inc., an international retailer of hearing aids, since January 2000. Prior to joining Miracle-Ear, Inc., he served as the President and Chief Executive Officer of The Johnny Rockets Group, Inc., a restaurant-chain operator, from February 1997 to April 1999, the President and Chief Executive Officer of Pearle Vision, Inc., a retail eyeglass company, from July 1994 to November 1996, and as the President and Chief Executive Officer of Crown Books Inc., a retail bookseller, from 1992 to July 1994. Mr. Hemmerle is also a director of The Bombay Company, a retail furniture company.

     John E. Maupin, Jr., D.D.S. has served as a Director of the Company since September 1997. He has served as the President of Meharry Medical College in Nashville, Tennessee since July 1994. Prior to July 1994, Dr. Maupin was the Executive Vice President of the Morehouse School of Medicine in Atlanta, Georgia. Dr. Maupin is also a director of Life Point Hospitals, Inc., a national hospital corporation, American General Series Portfolio Company, an open end investment company and U.S. LIFE Income Fund, Inc., a closed end investment company.

     Warren F. Melamed, D.D.S., founded the Company in 1983 and most recently served as its President and Chief Dental Officer until December 1998, when he resigned from these positions. Dr. Melamed continues to serve as Chairman of the Board of Directors in a non-employee capacity.

     W. Barger Tygart has served as a Director of the Company since February 1999. He has served as the President and Chief Executive Officer of E-Tygart Consulting Group, an e-commerce consulting firm, since

May 1999. Mr. Tygart served as Vice Chairman of the Board of Directors of JCPenney Company, Inc. ("JCPenney"), a clothing retailer, from November 1997 until his retirement in July 1998 from JCPenney. Mr. Tygart had previously served as President and Chief Operating Officer of JCPenney from January 1995 to November 1997, Senior Executive Vice President from 1992 to January 1995, Executive Vice President from 1987 to 1992 and in various other positions with JCPenney since 1960.

                               EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below (unless previously set forth above) as of January 1, 2000.

NAME                                          AGE                 POSITION
----                                          ---                 --------
Gary W. Cage................................  55    President and Chief Executive Officer
Lisa K. Peterson............................  41    Chief Financial Officer and Secretary

     Lisa K. Peterson has served as the Chief Financial Officer of the Company since August 1999. Prior to joining the Company, she served as Chief Financial Officer of Viacom Retail Stores, Inc., a subsidiary of Viacom, Inc., a diversified entertainment company, from April 1997 to June 1999 and in several senior financial positions with Pearle Vision, Inc., a retail eyeglass company, from 1991 to April 1997.

     Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1999 (the "Named Executive Officers").

SUMMARY COMPENSATION

     Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                  ANNUAL COMPENSATION       AWARDS
                                                  --------------------   ------------
                                                                          SECURITIES
                                                                          UNDERLYING     ALL OTHER
                                                                           OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)     (SHARES)         ($)
       ---------------------------         ----   ---------   --------   ------------   ------------
Gary W. Cage.............................  1999    223,350    150,000           --         2,364(1)
  President and                            1998    211,538         --       50,000         2,000(2)
  Chief Executive Officer                  1997    193,269    100,000      175,000         2,000(2)
Joseph J. Frank(3).......................  1999    176,346    100,000           --         7,098(4)
  former Chief Operating Officer           1998     60,289     50,000       25,000         2,492(5)

---------------

(1) Constitutes matching contributions by the Company to Mr. Cage's 401(k) account of $2,000 and group term life insurance premiums of $364.

(2) Constitutes matching contributions by the Company to Mr. Cage's 401(k) account.

(3) Mr. Frank joined the Company in September 1998 and resigned from the Company in November 1999.

(4) Constitutes a car allowance paid by the Company of $6,923 and matching contributions by the Company to Mr. Frank's 401(k) account of $175.

(5) Constitutes a car allowance paid by the Company.

     Option Grants. No Named Executive Officer was granted an option to purchase shares of the Company's Common Stock during Fiscal 1999.

     Option Exercises and Option Values. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at December 31, 1999. No Named Executive Officer of the Company exercised any options to purchase Common Stock during Fiscal 1999.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                       OPTIONS AT                     OPTIONS AT
                                                 DECEMBER 31, 1999(#)(1)      DECEMBER 31, 1999($)(1)(2)
                                               ---------------------------    ---------------------------
NAME                                           EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                           -----------   -------------    -----------   -------------
Gary W. Cage.................................    118,750        131,250               --              --
Joseph J. Frank..............................      6,250         18,750               --              --

---------------

(1) The options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date. Mr. Frank is no longer an employee of the Company and his options will terminate if unexercised in accordance with his option agreement in May 2000. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

(2) Based on the last reported sale price on the Nasdaq National Market on December 31, 1999 ($1.719 per share) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time.

     Compensation Philosophy. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of dental practice management companies and other public companies of similar size as well as the Company's performance as measured against its own financial objectives. The Company's objectives include quantitative factors that directly improve the Company's short-term financial performance and qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

     Compensation of the Chief Executive Officer. In determining compensation for Fiscal 1999, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the year. Mr. Cage's annual compensation for Fiscal 1999 was $223,350. Mr. Cage received a bonus for Fiscal 1999 of $150,000 in recognition of the Company's progress in improving its internal operations and financial performance during Fiscal 1999.

     Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation other than in connection with a change of control of the Company. If the deductibility of executive compensation becomes a significant issue other than in connection with a change of control of the Company, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

                                            COMPENSATION COMMITTEE

                                            Glenn E. Hemmerle
                                            John E. Maupin, Jr., D.D.S.
                                            W. Barger Tygart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since April 1996, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Messrs. Hemmerle, Maupin and Tygart, none of whom is an employee of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq National Market Composite Index and a peer group of companies described below that the Company selected for purposes of this comparison (the "Peer Group") for the period commencing July 18, 1997, and ending December 31, 1999. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq National Market Composite Index and the Peer Group on July 18, 1997, the date of the Company's initial public offering, and the reinvestment of all dividends.

                              [Performance Graph]

---------------------------------------------------------------------------------------------------------
                                                        7/18/97      12/31/97     12/31/98     12/31/99
---------------------------------------------------------------------------------------------------------
 Monarch Dental Corp                                     100.00       101.92        31.01        13.22

 Peer Group Index                                        100.00       124.50        68.92        27.17

 NASDAQ Market Index                                     100.00        98.95       139.56       246.14


     The Peer Group is comprised of American Dental Partners, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc. and Interdent, Inc. The companies in the Peer Group are all engaged in the dental practice management line-of-business within the healthcare industry.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company has an employment agreement with Mr. Cage. The agreement entitles Mr. Cage to a minimum annual base salary of $200,000. The agreement has an initial employment term ending on June 30, 2001 and automatically renews for one year periods thereafter. In the event of a termination of employment without cause or upon a material breach by the Company, the agreement provides for severance equal to the greater of Mr. Cage's unpaid compensation under the agreement through the end of the initial term or two years' average total compensation over the three most recently completed years. Upon termination by the Company of Mr. Cage's employment without cause or upon resignation by the executive for Good Reason (as defined) within twelve months following a change in control of the Company (as defined), Mr. Cage is entitled to receive severance equal to the greater of his unpaid total compensation under the agreement up to a maximum of three years' total compensation or two years' average total compensation. Mr. Cage has also entered into a non-competition agreement with the Company pursuant to which he may not engage in certain competitive activities in the dental industry without the Company's consent prior to the later of June 30, 2001 or the date on which he stops receiving severance payments following the termination of employment for any reason.

     In February 2000, the Company's Board of Directors agreed to modify the terms of Mr. Cage's employment agreement. The proposed modifications, which are subject to the negotiation of a definitive amended employment agreement, are as follows: (i) Mr. Cage will receive an additional bonus of $85,000 upon the execution of the amended employment agreement; (ii) Mr. Cage's annual base salary will be increased to $300,000 retroactive to January 1, 2000; (iii) Mr. Cage will be entitled to receive a pro-rated bonus based on the number of days served for fiscal 2000 equal to not less than fifty percent of his base salary;
(iv) Mr. Cage will receive a stay bonus of $15,000 per month commencing retroactively to January 1, 2000; and (v) Mr. Cage will receive a special bonus upon the occurrence of any sale of the Company based on the price per share obtained in any such sale.

     The Company also has an employment agreement with Ms. Peterson. The agreement entitles Ms. Peterson to a minimum annual base salary of $175,000. The agreement also provides that Ms. Peterson will receive a bonus for Fiscal 1999 equal to not less than 30% of her total salary for Fiscal 1999. The agreement has an initial employment term ending on August 9, 2003 and automatically renews for one year periods thereafter. In the event of a termination of employment without cause or upon a material breach by the Company, the agreement provides for Ms. Peterson to receive severance equal to her annual base salary if she has been with the Company for at least one year or three-quarters of her annual base salary if she has been with the Company for less than one year. Upon termination by the Company of Ms. Peterson's employment without cause or upon a material breach by the Company within twelve months following a change in control of the Company (as defined), Ms. Peterson is entitled to receive severance equal to her annual base salary. Ms. Peterson has also agreed not to compete with the Company for a period of one year following her termination.

     In February 2000, the Company's Board of Directors agreed to modify the terms of Ms. Peterson's employment agreement. The proposed modifications, which are subject to the negotiation of a definitive amended employment agreement, are as follows: (i) Ms. Peterson will be entitled to receive a pro-rated bonus based on the number of days served for fiscal 2000 equal to not less than thirty percent of her base salary; (ii) Ms. Peterson will receive a stay bonus of $7,500 per month commencing retroactively to January 1, 2000; and (iii) Ms. Peterson will receive a special bonus upon the occurrence of any sale of the Company based on the price per share obtained in any such sale.

                              CERTAIN TRANSACTIONS

     In connection with Dr. Melamed's resignation from the Company effective on December 31, 1998, the Company entered into an agreement with Dr. Melamed which supplanted the terms of his existing employment arrangements. Pursuant to this agreement, the Company paid Dr. Melamed a lump-sum payment of $730,000 and has agreed to pay him an aggregate of $730,000 on a monthly basis through July 2001. In addition, the Company agreed to pay or reimburse Dr. Melamed for a number of perquisites and other benefits in an aggregate amount not to exceed $3,720 per month through July 2001. Pursuant to this agreement, the Company's Board of Directors has also pledged to support Dr. Melamed's continued status as a Director and position as Chairman of the Board of Directors. In exchange, Dr. Melamed has agreed not to solicit proxies in connection with any vote of the Company's stockholders other than in his capacity as a Director of the Company and has agreed to vote his shares of the Company's Common Stock on each matter submitted to a vote either in proportion to the votes cast by the Company's other stockholders or in accordance with the recommendation of the Company's Board of Directors, in each case through July 2001. Dr. Melamed also has agreed not to engage in certain competitive activities in the dental industry without the Company's consent prior to February 5, 2001.

     The Company leases one facility from Dr. Melamed in connection with which the Company made aggregate lease payments of $73,750 to Dr. Melamed during Fiscal 1999. The Company believes that this lease is on terms and at a rate no less favorable to the Company than could have been obtained from an unaffiliated third party.

     The Company entered into a Management Agreement in February 1996 with Modern Dental Professionals, P.C., a dental professional corporation owned by Dr. Melamed (the "Texas P.C."), which employs or contracts with all of the dental professionals practicing at the Company's dental offices in Texas under the Management Agreement. The Company provides the Texas P.C. with, among other things, the facilities, administrative personnel and supplies, as well as numerous services, including administrative, accounting, cash management, financial statements and reports, budgeting including capital expenditures, recruiting, insurance, litigation management, managed care contracting, management information systems, billing and collection services. The Management Agreement is for a term of 40 years, with automatic renewal thereafter, and generally may be terminated by the Texas P.C. only for cause, which includes an uncured breach of the agreement by the Company, or upon the Texas P.C.'s bankruptcy or voluntary dissolution. The Management Agreement may be terminated by the Company as of any anniversary date of the Management Agreement upon 90 days' prior written notice.

     The Company receives a management fee under the Management Agreement with the Texas P.C. equal to the Company's costs plus the lower of (i) 30% of the Texas P.C.'s net revenues or (ii) the P.C.'s net pre-tax income. The Company's costs include all direct and indirect costs, overhead and expenses relating to the Company's provision of services to the Texas P.C. under the Management Agreement.

     In addition to the Management Agreement with the Texas P.C., the Company has a contractual right to designate or approve the licensed dentist or dentists who own the Texas P.C.'s capital stock in the event the owner of the Texas P.C. ceases to be affiliated with the Company for any reason. The Company exercised this contractual right in connection with Dr. Melamed's resignation and approved the transfer of Dr. Melamed's ownership interest in the Texas P.C. to Dr. Roy Smith, an employee of the Company, effective December 1999.

     The Company entered into a consulting agreement with Mr. Tygart in August 1999 pursuant to which he has agreed to provide up to twelve days of consulting services a year in exchange for an annual consulting fee of $60,000. The agreement is terminable by either party upon thirty days' notice. In Fiscal 1999, Mr. Tygart received an aggregate consulting fee of $25,000 and options to purchase 20,000 shares of the Company's Common Stock pursuant to this agreement.

     The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and
(ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc.
Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1999, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDER

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table represents certain information about persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock as of March 1, 2000.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER            PERCENT
------------------------------------                          ---------          -------
Warren F. Melamed, D.D.S....................................  2,121,932(1)(2)     16.4%
  17723 Cedar Creek Canyon Road
  Dallas, Texas 75252

TA Associates Group.........................................  1,695,682(3)(4)     13.2%
  c/o TA Associates, Inc.
  High Street Tower
  125 High Street, Suite 2500
  Boston, MA 02110-2720

Dimensional Fund Advisors Inc. .............................    669,300(5)         5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

(1) The information reported is based upon representations made to the Company by Dr. Melamed with respect to his beneficial ownership.

(2) Includes 81,000 shares subject to options exercisable within 60 days. Does not include 289,830 shares held by irrevocable trusts for the benefit of members of Dr. Melamed's family of which Dr. Melamed is not a trustee, as to which shares Dr. Melamed disclaims beneficial ownership. Excludes 175,000 shares subject to options not exercisable within 60 days.

(3) The information reported is based upon a Schedule 13G filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of December 31, 1999.

(4) Includes (i) 829,029 shares of Common Stock owned by Advent VII L.P., (ii) 631,433 shares of Common Stock owned by Advent Atlantic and Pacific II L.P.,
    (iii) 182,885 shares of Common Stock owned by Advent New York L.P., (iv) 29,853 shares of Common Stock owned by TA Venture Investors Limited Partnership, (v) 18,504 shares of Common Stock owned by TA Associates VII L.P., (vi) 1,989 shares of Common Stock owned by TA Associates, Inc. and
    (vii) 1,989 shares of Common Stock owned by TA Associates Service Corporation. Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., TA Venture Investors Limited Partnership, TA Associates VII L.P., TA Associates, Inc. and TA Associates Service Corporation are part of an affiliated group of investment partnerships and other entities referred to, collectively, as the TA Associates Group. The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of Advent Atlantic and Pacific II L.P. is TA Associates AAP II Partners L.P. The general partner of Advent New York L.P. is TA Associates VI L.P. The general partner of each of TA Associates VII L.P., TA Associates AAP II Partners L.P. and TA Associates VI L.P. is TA Associates, Inc. and TA Associates Service Corporation is a wholly-owned subsidiary of TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. comprise the general partners of TA Venture Investors Limited Partnership.

(5) The information reported is based upon a Schedule 13G filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of December 31, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table represents certain information as to each director and Named Executive Officer of the Company as of March 1, 2000 (other than Dr. Melamed whose beneficial ownership is set forth above), based on representations to the Company by each director and Named Executive Officer with respect to such person's beneficial ownership. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT
------------------------------------                          ---------   -------
Gary W. Cage(1).............................................    247,500     1.9%
Joseph J. Frank(2)..........................................     55,430       *
W. Barger Tygart(3).........................................     31,000       *
Glenn E. Hemmerle(4)........................................     27,000       *
John E. Maupin, Jr., D.D.S.(5)..............................     11,000       *
All executive officers and directors as a group (7
  persons)(6)...............................................  2,493,862    19.0%

---------------

 *  Less than 1%.

(1) Includes 100,000 shares of restricted stock held by Mr. Cage, approximately 95,833 shares of which were vested as of March 1, 2000, and the remainder of which will become vested in equal installments on March 31, 2000 and April 30, 2000 and are subject to repurchase at a price of $0.21 per share upon a termination of Mr. Cage's employment if then unvested. Includes 137,500 shares subject to options exercisable within 60 days. Excludes 212,500 shares subject to options not exercisable within 60 days.

(2) Includes 6,250 shares subject to options exercisable within 60 days. Excludes 18,750 shares subject to options not exercisable within 60 days.

(3) Constitutes 31,000 shares subject to options exercisable within 60 days. Excludes 15,000 shares subject to options not exercisable within 60 days.

(4) Includes 10,000 shares of restricted stock held by Mr. Hemmerle, approximately 8,958 shares of which were vested as of March 1, 2000, and the remainder of which will become vested in equal monthly installments of approximately 208 shares and are subject to repurchase at a price of $0.21 per share upon a termination of Mr. Hemmerle's service as a director if then unvested. Includes 11,000 shares subject to options exercisable within 60 days. Excludes 5,000 shares subject to options not exercisable within 60 days.

(5) Constitutes 11,000 shares subject to options exercisable within 60 days. Excludes 5,000 shares subject to options not exercisable within 60 days.

(6) Includes 5,209 shares of restricted stock held by executive officers and directors, which are subject to repurchase in certain circumstances, and 277,750 shares subject to options exercisable within 60 days.

                                  MARKET VALUE

     On December 31, 1999, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $1.719.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company on or before February 23, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, Monarch Dental Corporation, 4201 Spring Valley Road, Suite 320, Dallas, Texas 75244.

     The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2000. The firm of Arthur Andersen LLP has served as the Company's independent public accountants since 1996. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           MONARCH DENTAL CORPORATION

                       4201 SPRING VALLEY ROAD, SUITE 320
                              DALLAS, TEXAS 75244

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2000


     The undersigned hereby appoints Gary W. Cage and Lisa K. Peterson and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Monarch Dental Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Monarch Dental Corporation to be held at the Crowne Plaza Hotel, Dallas, Texas on Tuesday, May 9, 2000, at 1:30 p.m., local time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

--------------------------------------------------------------------------------

                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND           PLEASE MARK YOUR
FOR THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN.                                         VOTES AS INDICATED
                                                                                                     IN THIS EXAMPLE      [X]



1. ELECTION OF DIRECTORS (except as indicated to the contrary below).                     2. AMENDMENT TO 1997 EMPLOYEE STOCK
                                                                                             PURCHASE PLAN TO INCREASE BY 250,000
    FOR NOMINEES            WITHHOLD         Nominees: Gary W. Cage and Glenn E. Hemmerle    THE NUMBER OF SHARES OF COMMON STOCK
LISTED TO THE RIGHT         AUTHORITY                                                        AVAILABLE FOR ISSUANCE THEREUNDER.
(EXCEPT AS MARKED      TO VOTE FOR NOMINEES
 TO THE CONTRARY)      LISTED TO THE RIGHT   ------------------------------------------             FOR   AGAINST   ABSTAIN
                                             For all nominees except as noted above.
         [ ]                   [ ]                                                                  [ ]     [ ]       [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS
   MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.         PLAN TO ATTEND MEETING  [ ]

                                                                                          THIS PROXY WILL BE VOTED AS DIRECTED
                                                                                          HEREON, OR IF RETURNED EXECUTED WITH NO
                                                                                          DIRECTION GIVEN, WILL BE VOTED FOR THE
                                                                                          ELECTION OF THE NOMINEES AS DIRECTORS AND
                                                                                          FOR THE AMENDMENT TO THE 1997 EMPLOYEE
                                                                                          STOCK PURCHASE PLAN.

                                                                                          PLEASE SIGN, DATE AND RETURN PROMPTLY IN
                                                                                          THE ENCLOSED ENVELOPE.

                                                                                          THE PROXY SHOULD BE SIGNED EXACTLY AS
                                                                                          NAME APPEARS HEREON.

                                                                                          EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                                                                          ATTORNEYS, ETC., SHOULD GIVE FULL TITLE AS
                                                                                          SUCH. IF THE SIGNER IS A CORPORATION OR
                                                                                          PARTNERSHIP, PLEASE SIGN FULL CORPORATE OR
                                                                                          PARTNERSHIP NAME BY DULY AUTHORIZED
                                                                                          OFFICER.

SIGNATURE                                              SIGNATURE                                         DATE
          ---------------------------------------------          ----------------------------------------     ----------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------

                                             o FOLD AND DETACH HERE o